CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.15

AMENDMENT NO. 5 TO

SECOND AMENDED AND RESTATED

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Amendment”), entered into effective as of January 19, 2024 (the “Effective Date”), is entered into by and between VENTURE GLOBAL PLAQUEMINES LNG, LLC, a Delaware limited liability company (“Owner”), and KZJV LLC, a Texas limited liability company (“Contractor”).

W I T N E S S E T H

WHEREAS, Owner and Contractor are parties to that certain Second Amended and Restated Engineering, Procurement and Construction Agreement dated as of January 7, 2022, as amended by Amendment No. 1 dated as of October 11, 2022, Amendment No. 2 dated as of February 1, 2023, Amendment No. 3 dated as of September 26, 2023 and Amendment No. 4 dated as of September 26, 2023 (the “Agreement”); and

WHEREAS, pursuant to Section 41.8 of the Agreement, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Defined Terms. Capitalized terms not defined in this Amendment shall have the meaning given to such terms in the Agreement.

2. Amendments. Effective as of the Effective Date, the Agreement is hereby amended as follows:

(i) Article 1 of the Agreement is hereby amended to delete the defined term “Cost Overrun” in its entirety and to insert the following new defined term in its place:

““Cost Overrun” means an amount equal to the amount by which the Total Costs forecasted by Contractor to be incurred as of a given date exceed the Target Price.”

(ii) Article 1 of the Agreement is hereby amended to insert the following new defined term in alphabetical order:

““Margin Refund” has the meaning set forth in Section 8.2.2.”

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(iii) Section 6.3.12 of the Agreement is hereby deleted in its entirety and the following new Section 6.3.12 shall be inserted in its place:

“6.3.12 The Parties acknowledge that the amount of Contractor’s Margin payable by Owner in respect of each Margin Milestone is calculated based on a percentage of the then applicable Base Target Price. The following methodology will be applied with respect to any (i) adjustment to the Base Target Price after the Effective Date, (ii) instance where the aggregate amount of Direct Costs (other than Tax Costs) and Agent for Contract Costs (other than Tax Costs) forecasted by Contractor in the performance of the Reimbursable Work exceeds the then applicable Base Target Price or (iii) early termination of this Agreement or forecast reconciliation as per clause (d) of this Section 6.3.12:

(a) Upon an increase to the Base Target Price, the amount payable for each Margin Milestone in respect of which Contractor’s Margin has previously been paid shall be automatically increased to reflect the applicable milestone percentage of the amount of the increase to the Base Target Price, and the positive difference between such increased amount payable and the amount previously paid shall be invoiced by Contractor to Owner in the next following Request for Payment; provided, however, that any portion of the increase to the Base Target Price that has previously been invoiced to Owner and paid in accordance with clause (c) of this Section 6.3.12 shall be excluded from the application of this clause (a).

(b) Upon a decrease to the Base Target Price, the amount payable for each Margin Milestone in respect of which Contractor’s Margin has previously been paid shall be automatically decreased to reflect the applicable milestone percentage of the amount of the decrease to the Base Target Price, and the positive difference between the amount previously paid and such decreased amount payable shall be applied as a credit to Owner in the next following Request for Payment.

(c) If at any time the aggregate amount of Direct Costs and Agent for Contract Costs forecasted by Contractor in the performance of Reimbursable Work exceeds the then applicable Base Target Price, payments of Contractor’s Margin for all Margin Milestones shall be recalculated by applying such aggregate amount in place of the Base Target Price in the definition of “Contractor’s Margin”, and the difference resulting from such recalculation shall, with respect to each Margin Milestone in respect of which Contractor’s Margin has previously been paid, be invoiced by Contractor to Owner in the next following Request for Payment; provided, however, that the Contractor’s Margin shall not be adjusted pursuant to this clause (c) more than once every ninety (90) days.

(d) If this Agreement is terminated pursuant to and in accordance with Article 31 or the final aggregate amount of Direct Costs and Agent for Contract Costs incurred are less than the final amount forecasted by Contractor pursuant to clause (c) above, the amount of Contractor’s Margin

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

owed to Contractor upon such termination shall be calculated on the basis of all Direct Costs (other than Tax Costs) and Agent for Contract Costs (other than Tax Costs) incurred in the performance of Reimbursable Work prior to the date of such termination rather than the Appendix 1 of Exhibit D Margin Milestone payment schedule. If the amount of Contractor’s Margin calculated pursuant to the preceding sentence is greater or less than the aggregate amount of Contractor’s Margin paid to Contractor prior to the date of such termination, the difference shall be paid to Contractor or Owner, respectively.”

(iv) Section 8.2.2 of the Agreement is hereby amended to delete the third sentence thereof and to insert the following new sentence in its place:

“In such event, without prejudice to Section 41.7, Owner may deduct from amounts owed to Contractor hereunder an amount equal to the positive difference between the amount of the Contractor’s Margin previously billed to Owner pursuant to Section 6.3 calculated using the previously applicable Margin Percentage less the amount of the Contractor’s Margin as recalculated applying the reduced Margin Percentage to Margin Milestones previously billed to Owner based on Contractor’s forecast (such positive difference, the “Margin Refund”), by deducting an amount equal to one-third of the Margin Refund from each of the next three Requests for Payment submitted by Contractor pursuant to Section 6.3.”

3. Benefits. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except with respect to the rights of successors and permitted assigns as provided in the Agreement, including any Person who purchases, leases or takes a security interest in an undivided interest in the Facility (including the Lenders), nothing express or implied in this Amendment is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

4. Effect of Amendment. Except as specifically set forth herein, the Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms.

5. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment transmitted by facsimile or email shall be treated as an original and shall be binding against the Party whose signature appears on such copy.

[signatures appear on following page]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

VENTURE GLOBAL PLAQUEMINES LNG, LLC

By:	/s/ Keith Larson
Name:	Keith Larson
Title:	Secretary

KZJV LLC

By:	/s/ Paul Fellows
Name:	Paul Fellows
Title:	Manager

By:	/s/ Matt Key
Name:	Matt Key
Title:	Manager

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